Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Chembio Diagnostics, Inc. and Subsidiaries
Medford, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 3, 2006, relating to the consolidated financial statements of Chembio Diagnostics, Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus

/s/ Lazar Levine and Felix LLP

New York, New York
March 22, 2007